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                                                                EXHIBIT 10(xxiv)


                                   AGREEMENT

                 This Agreement (this "Agreement") is made and entered into this 8th day of October 1996 by and between DNX Corporation, a Delaware corporation ("DNX"), and Nextran, a Delaware general partnership ("Nextran").

                                    RECITALS

                 DNX, through its affiliate DNX Biotherapeutics, Inc., an Ohio corporation ("DNX Biotherapeutics"), and Baxter Healthcare Corporation, a Delaware corporation ("BHC"), through its affiliate Baxter Transplant Holdings, Inc. ("Baxter"), formed Nextran pursuant to that certain Joint Venture Agreement, dated as of August 29, 1994.

                 Pursuant to that certain Purchase Agreement, dated as of September 22, 1995, BHC, through its affiliate Transplant Acquisition, Inc., a Delaware corporation, acquired DNX Biotherapeutics' interest in Nextran (the "1995 Transaction").

                 In connection with the formation of Nextran, DNX and Nextran executed that certain Services Agreement (DNX) and that certain Services Agreement (Nextran), each effective as of August 29, 1994 (collectively the "Services Agreements"). The Services Agreements were not amended or modified in connection with the 1995 Transaction and each of the Services Agreements continue in full force and effect.

                 DNX and Nextran desire to amend and restate the Services Agreements as a single unified agreement.
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                                   AGREEMENT

                 In consideration of the following mutual covenants and agreements, and subject to the terms and conditions set forth herein, the Services Agreements are hereby amended and restated in their entirety as follows:

                                   ARTICLE I

                       SERVICES TO BE PROVIDED BY NEXTRAN

                 1.1 License. (a) Nextran hereby grants to DNX a license to use, during the Term (as defined below), on an exclusive basis, the portions of Nextran's facility (the "Facility") in which DNX currently operates its animal colony located at 303B College Road East, Princeton, New Jersey, together with such furnishings and fixtures therein (the "Licensed Premises"), as the same is more particularly described on Exhibit 1.1 hereto. Further, Nextran hereby grants to DNX a license to use, during the Term, on a non-exclusive basis, (a) the portions of the Facility necessary to permit DNX, and its agents, employees, contractors and invitees, access to the Licensed Premises on a twenty-four (24) hours per day, seven (7) days per week basis, and (b) the restroom facilities and loading, shipping, and receiving areas, kitchen facilities and common corridors serving the Facility (the portions of the Facility described in clauses (a) and (b) being collectively referred to
herein as the "Related Areas").   Each such license shall be irrevocable during
the Term.





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                 (b)  Nextran shall make available to DNX all electric, water, gas, lighting, heating, ventilation and air conditioning, and shipping and receiving services which Nextran has provided to DNX in the Licensed Premises prior to the effective date hereof, all without interference or interruption, except such interference or interruption which is not caused by Nextran.

                 1.2 Lease. The grant of each license pursuant to this Agreement shall be subject to the conditions, limitations and restrictions applicable to the Licensed Premises and the Related Areas, as the case may be, by virtue of the terms and conditions of the lease between DNX Corporation and College Road Associates, dated as of October 10, 1988, as amended (the "Lease"). Except for such of Nextran's obligations which DNX has agreed to perform pursuant to this Agreement, Nextran agrees to perform all of its obligations under the Lease in a timely manner and to maintain the Lease in full force and effect.

                 1.3 License Fees. DNX shall pay to Nextran, on the first day of each and every month during the Term, the license fee set forth on
Exhibit 1.2 hereto. Further, as set forth on Exhibit 1.2 hereto, DNX shall reimburse Nextran for the cost of utilities consumed by DNX in the Licensed Premises and for a proportionate share of the real estate taxes and operating expenses charged to Nextran pursuant to the Lease, as set forth on Exhibit 1.2.

                 1.4 Maintenance, Repair and Insurance. DNX shall maintain the Licensed Premises in good operating condition, normal wear and tear excepted. Nextran shall maintain the





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insurance which Nextran is required to maintain in respect of the Licensed
Premises by virtue of the Lease. In the event of any casualty damage to the Property, the restoration of the Licensed Premises shall be governed by the Lease, subject to the indemnification provisions contained herein. In the event of any casualty damage which cannot, with reasonable effort, be restored or repaired within ninety (90) days after such casualty event, each party hereto shall have the right to terminate this Agreement by written notice to the other. DNX will maintain liability insurance and casualty insurance on its property located in the Licensed Premises to the same extent that Nextran is required to maintain such coverage in the Lease.

                 1.5 Security Deposit. (a) DNX has delivered to Nextran the sum of $22,000.00 which is held by Nextran as security for DNX's performance of its obligations hereunder (the "Security Deposit"). Provided that DNX shall not be in default under this Agreement, the Security Deposit shall be returned to DNX, with interest at the rate of eight percent (8%) per annum, within thirty (30) days after the expiration or termination of this Agreement.

                 (b) Nextran and DNX acknowledge that the landlord under the Lease (the "Landlord") holds a security deposit with respect to the Lease and that DNX is entitled to such security deposit. Promptly after the date of this Agreement, Nextran shall provide to the Landlord such substitute security as the Landlord shall require under the Lease so that the Landlord shall pay to DNX the entire amount of DNX's security deposit.





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                                   ARTICLE II

                         SERVICES TO BE PROVIDED BY DNX

                 2.1      General.  Subject to the limitations set forth on
Exhibit 2.1 hereto, Nextran agrees to purchase from DNX and DNX agrees to sell and provide to Nextran the services (the "Services") at the pricing and in the quantities described on Exhibit 2.1 hereto. DNX shall provide the Services at the Facility. Nextran agrees to provide to DNX the operational information required for DNX to provide the Services.

                 2.2 Performance Standards. DNX shall provide the Services to Nextran at substantially the same quality levels and in the same order of priority as DNX provides services similar to the Services to third parties.



                                  ARTICLE III

                                      TERM

                 3.1 Term. This Agreement shall become effective on the later of January 1, 1997 or when DNX completes construction of its offices and lab at 301B College Road East, Princeton, New Jersey and shall expire on August 31, 1999 at 11:59 p.m.; provided, however, that should the Lease be terminated by the Landlord pursuant to the terms of the Lease, that the term of this Agreement will expire upon such termination of the Lease (the "Term").





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                                   ARTICLE IV

                                CONFIDENTIALITY

                 4.1 Confidential Treatment. Each of DNX and Nextran agrees that it will keep confidential and not disclose any information provided to the other in connection with the services being rendered hereunder to any other person without the consent of the party from whom the information was obtained, unless the information is known or becomes known to the public other than through the breach of this Agreement or such disclosure is required by law. Upon expiration or termination of this Agreement, each of DNX and Nextran agrees to return all information to the other person, including all copies thereof, unless the returning party is otherwise required to retain such information by law.

                                   ARTICLE V

                                INDEMNIFICATION

                 5.1 Nextran. Nextran shall indemnify and hold harmless DNX, and its controlling persons, directors, officers, employees and agents (collectively, for purposes of this Article V only, "DNX") from and against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including reasonable attorneys fees), which may be brought against DNX as a result of the acts or omissions of Nextran or its stockholders, employees, directors, officers or agents or Nextran's or any such person's activities in carrying out the terms of this Agreement; provided, however, that DNX shall not be indemnified for any loss, liability or damage resulting from DNX's failure to comply





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with the terms of this Agreement or any acts of gross negligence or willful misconduct by DNX.

                 5.2 DNX. DNX shall indemnify and hold harmless Nextran, and its controlling persons, directors, officers, employees and agents (collectively, for purposes of this Article V only, "Nextran") from and against any and all losses, expenses, claims, actions, lawsuits and judgments thereon (including reasonable attorneys' fees), which may be brought against Nextran as a result of the acts or omissions of DNX or its stockholders, employees, directors, officers or agents or DNX's or any such person's activities in carrying out the terms of this Agreement; provided, however, that Nextran shall not be indemnified for any loss, liability or damage resulting from Nextran's failure to comply with the terms of this Agreement or any acts of gross negligence or willful misconduct by Nextran.

                                   ARTICLE VI

                            TERMINATION AND REMEDIES

                 6.1 Termination. (a) Both DNX and Nextran shall have the right to terminate this Agreement upon the breach of any provision of this Agreement by the other party. Notice of breach and termination shall be given in writing by the nonbreaching party to the breaching party. The termination pursuant to this Section 6.1(a) shall be effective 30 days after delivery of written notice unless the breaching party shall have cured the breach to the reasonable satisfaction of the nonbreaching party prior to such termination date.





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                 (b)  This Agreement shall automatically terminate upon the effectiveness of the termination of the Lease by the Landlord pursuant to the terms of the Lease. Notwithstanding the foregoing, within three business day's following the receipt by Nextran of notice from the Landlord of termination of the Lease, Nextran shall furnish written notice to DNX, both by telecopy (transmission confirmed) and by overnight courier, of such termination of the Lease.

                                  ARTICLE VII

                                  ARBITRATION

                 7.1 Arbitration. (a) All disputes between or among Nextran and DNX arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be solely and finally settled by arbitration. The arbitration proceedings shall be held in Chicago, Illinois, and shall be conducted in accordance with the Center for Public Resources (the "CPR") Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall be governed by the provisions of the federal Arbitration Act unless otherwise provided herein, and shall be conducted by a sole arbitrator appointed by the CPR (the "Arbitrator"). In case of conflict between the CPR Rules and this Agreement, the provisions of this Agreement shall govern. All arbitrations commenced with respect to this Agreement shall be consolidated for hearing before a sole Arbitrator as prescribed herein.





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                 (b)  If a party hereto determines to submit a dispute for
arbitration pursuant to this Section 7.1, such party (the "Petitioner") shall furnish the other party (the "Respondent") with a dated, written statement (the "Arbitration Notice") indicating (i) such party's intent to commence arbitration proceedings, (ii) the nature, with reasonable detail, of the dispute and (iii) the remedy such party will seek. A copy of the Arbitration Notice shall be concurrently provided to the CPR, along with a copy of this Agreement and a request to appoint an Arbitrator.

                 (c) At any time within forty (40) days after the date of the Arbitration Notice, the Petitioner and Respondent can make discovery requests of the other in any form permitted under the United States Federal Rules of Civil Procedure. The recipient of a discovery request shall have ten (10) days after the receipt of such request to object to any or all portions of such request, and shall respond to any portions of such request not so objected to within twenty (20) days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. The objecting party shall insure that all objections and responses are received by other parties within the above time periods. Any party seeking to compel discovery following receipt of an objection shall file with the other parties and the Arbitrator a motion to compel, including a copy of the initial request and the objection. The Arbitrator shall allow five days for responses to the motion to come before ruling. Claims of privilege and other objections shall be





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determined as they would be in United States federal court in a case applying
Illinois law.

                 (d) Hearings must commence no later than the 83rd day following the date of the Arbitration Notice and such hearings shall be conducted for no more than five days, unless otherwise agreed by the parties or ordered by the Arbitrator.

                 (e) Each of the Petitioner and Respondent shall submit a brief, outlining such party's claim for relief or defense to any claim, to the other and to the Arbitrator on or before the 10th day following the last day of the hearing. Reply briefs must be exchanged and submitted to the Arbitrator on or before the 20th day following the last day of the hearing. The Arbitrator shall render the decision that, in its judgment, is most consistent with the terms of this Agreement and applicable law.

                 (f) The foregoing time periods and procedural steps may be modified or extended by agreement of the parties or by the Arbitrator in its discretion to the extent it deems necessary to prevent fundamental unfairness; provided that at all times the Arbitrator shall be mindful of the parties' desire for the most expeditious possible resolution of their disputes; and provided, further, that a final decision of the Arbitrator shall be rendered within 120 days of the Arbitration Notice.

                 (g) To the extent permissible under applicable law, the parties hereto agree that the award of the Arbitrator shall be final and shall be subject only to the judicial review permitted by the federal Arbitration Act. Judgment on the





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arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law. In no event shall any demand for arbitration be made after the date that institution of legal or equitable proceedings based upon the claim, dispute or other matter would be barred by the applicable statute of limitations or otherwise barred by this Agreement.

                 (h) The Arbitrator may not award punitive damages, and the parties hereby irrevocably waive any right to punitive damages.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                 8.1 Force Majeure. Neither party shall be liable for any delay in or failure of performance hereunder due to any contingency beyond its control, including, without limiting the generality of the foregoing, an act of God, war, mobilization, riot, strike, fire, flood, disease, power failure, embargo or shortage of supplies; provided, however, that any party's obligation to pay any amounts hereunder shall be suspended to the extent of the other party's delay in or failure of performance hereunder.

                 8.2 No Warranty. (a) DNX makes no representations or warranties, express or implied, regarding the marketability, use or fitness for any particular purpose of the materials or services provided to Nextran by DNX. DNX shall not be liable





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under this Agreement for special, consequential or incidental damages.

                 (b) Nextran makes no representations or warranties, express or implied, regarding the marketability, use or fitness for any particular purpose of the materials or services provided to DNX by Nextran. Nextran shall not be liable under this Agreement for special, consequential or incidental damages.

                 8.3 Independent Contractor. DNX is an independent contractor, not an employee or agent of Nextran. Nothing in this Agreement shall render DNX or any of its agents or employees, agents or employees of Nextran, nor authorize or empower it or its agents or employees to speak for, represent or obligate Nextran in any way. Nextran recognizes that DNX retains all the rights and privileges of an employer, including but not limited to the right to hire, direct, discipline, compensate and terminate employees assigned to perform the Services. DNX shall have the exclusive rights to designate which of its employees render any Service hereunder. DNX assumes any and all liabilities with respect to compensation of its employees. Each of DNX and Nextran, for itself and its respective affiliates, agree, for the Term of this Agreement and for a period of one (1) year thereafter not to solicit for employment the employees of the other.

                 8.4 Amendments and Waivers. This Agreement may be amended only by a written instrument signed by the parties hereto. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege





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hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party.

                 8.5 Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

                 8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 8.7      Notices.  All notices, demands or other
communications hereunder shall be in writing and shall be deemed given when delivered personally, three (3) days after being





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mailed by certified or registered mail, postage prepaid, when actually delivered if sent by overnight courier services or telecopied (transmission confirmed), or otherwise actually delivered.

If to Nextran:             Nextran
                           303B College Road East
                           Princeton Forrestal Center
                           Princeton, New Jersey  08540
                           Attention:  Controller
                           Telephone:  (609) 520-0300
                           Facsimile:  (609) 520-9864

with copies to:            Baxter Healthcare Corporation
                           1620 North Waukegan Road
                           McGaw Park, Illinois  60085
                           Attention:   Thomas Sabatino
                                        Associate General Counsel
                           Telephone:  (708) 473-6030
                           Facsimile:  (708) 473-6933

If to DNX:                 DNX Corporation
                           575 Route 28
                           Raritan, New Jersey  08869
                           Attention:  Chief Financial Officer
                           Telephone:  (609) 520-0300
                           Facsimile:  (609) 520-9864

with copies to:            Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Attention:  Thomas C. Daniels, Esq.
                           Telephone:  (216) 586-7017
                           Facsimile:  (216) 579-0212

or at such other address and numbers as may have been furnished by such person in writing to the other parties.

                 8.8 Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

                 8.9 Severability and Governing Law. Should any Section or any part of a Section within this Agreement be





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rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                 8.10 Further Assurances. Each party hereto agrees to do all acts and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                 8.11 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other person, except the rights of Silicon Valley Bank (the "Bank") as secured creditor of DNX, holding a duly perfected first priority lien in certain equipment located at the Facility and in all of DNX's right, title and interest in this Agreement and the Bank's rights pursuant to the Service Equipment Subordination Agreement, dated as of August 29, 1994.





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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                          DNX Corporation

                          By:      /s/ John G. Cooper
                                   -------------------------------------------
                                   Name: John G. Cooper

                          Nextran

                          By:      Baxter Transplant Holdings
                                     Inc., General Partner

                                   By:     /s/ Donald Joseph
                                           -----------------------------------
                                           Name: Donald Joseph

                          By:      Transplant Acquisition, Inc.,
                                     General Partner

                                   By:     /s/ Donald Joseph
                                           -----------------------------------
                                           Name: Donald Joseph




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